UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, CO	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As previously disclosed in a Current Report on Form 8-K filed with the SEC on October 27, 2014, on October 21, 2014, General Cannabis Corp. (the “Company”) issued Evans Street Lendco LLC (“Evans Street”) warrants to purchase six hundred thousand (600,000) shares of the Company’s common stock at an exercise price of $4.40 per share (the “Original Warrants”). On July 29, 2015, the Company entered into a Securities Exchange Agreement (“Exchange Agreement”) with Evans Street to exchange the Original Warrants for new warrants, as described herein, in a Section 3(a)(9) transaction. Pursuant to the Exchange Agreement, the Company issued to Evans Street warrants to purchase two hundred twenty-five thousand (225,000) shares of the Company’s common stock at a price of $1.20 per share (the “New Warrants”). The New Warrants contain the same terms, in all material respects, as the Original Warrants, except that the New Warrants shall be exercisable for a two-year period expiring on July 29, 2017, whereas the Original Warrants would have expired on October 21, 2016. Pursuant to the Exchange Agreement, upon the issuance of the New Warrants, the Original Warrants have been cancelled.

The New Warrants are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and were issued in reliance on the exemption from registration afforded by Section 3(a)(9) of the Securities Act. The Original Warrants were not registered under the Securities Act, or the securities laws of any state and were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering.

The foregoing descriptions of the Securities Exchange Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Securities Exchange Agreement and the New Warrants, which are filed as Exhibit 1.01 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
1.01	Securities Exchange Agreement
10.1	New Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 3, 2015

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer